Exhibit 99.6

FORM OF BENEFICIAL OWNER ELECTION FORM

I (we) acknowledge receipt of your letter and the enclosed materials relating to the offering of rights (the “Rights”) to purchase units (the “Units”), of Eos Energy Enterprises, Inc. (the “Company”).

In Part I of this form, I (we) instruct you whether to exercise, sell or transfer the Rights distributed pursuant to the terms and subject to the conditions set forth in the prospectus supplement dated July 2, 2026 and the accompanying prospectus.

PART I

BOX 1.      ☐       Please exercise Rights as set forth below:

	Number of Rights		Subscription Price		Payment
Basic Subscription Rights:		x	$5.481	=	$_____ (Line 1)

Over-subscription Privilege:		x	$5.481	=	$_____ (Line 2)

By exercising the over-subscription privilege (the “Over-subscription Privilege”) with respect to my (our) Rights, I (we) hereby represent and certify that I (we) have fully exercised my (our) basic subscription rights (the “Basic Subscription Rights”) received in respect of Units held in the below described capacity.

Total Payment Required = $

(Sum of Lines 1 and 2 must equal total of amounts in Boxes 3 and 4)

BOX 2.      ☐       Please do not exercise Rights.

BOX 3.      ☐       Payment in the following amount is enclosed:

BOX 4.      ☐       Please deduct payment from the following account maintained by you as follows:

Type of Account		Account No.
Amount to be deducted: $

Date: , 2026	Signature(s):

Signature(s):
(If held jointly)

BOX 5.      ☐       Please sell of my Rights.

BOX 6.      ☐       Please have Broadridge Corporate Issuer Solutions, LLC effect my specific instructions that I have attached hereto and for which I have had an Eligible Institution with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 guarantee my signature.

Signature(s):

Signature(s):
(If held jointly)

Please type or print name(s) below:

__________________________________

Signature(s) Guaranteed by:

__________________________________

Eligible Institution

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.